UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2010, the Board of Directors of Yahoo! Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws (the “Bylaws” and as amended and restated, the “Amended Bylaws”) effective immediately. The Bylaws were amended and restated as follows:

Sections 2.5 (Advance Notice of Stockholder Nominees) and 2.6 (Advance Notice Provision for Proposing Business at the Annual Meeting) were amended to expand the information required to be disclosed by a stockholder submitting notice of a director nomination or other business for a meeting of stockholders. Such expanded informational requirements include disclosures regarding the stockholder and the beneficial owner on whose behalf the nomination or proposal is made, any director nominee, their respective affiliates and associates, and any nominee holders of shares of stock owned of record but not beneficially by such parties (including information regarding any derivative or hedging positions, certain agreements or arrangements entered into by those parties, and intentions with respect to the delivery of a proxy statement or the solicitation of votes). The amendments also require an update of the information included in the stockholder’s notice to the Company within 5 business days after the record date, and written consents from any director nominee to being named as a nominee and to serve as a director if elected.

Section 2.12 (Record Date for Stockholder Notice; Voting; and Dividends) was amended consistent with Delaware law so that the Company may elect to fix different record dates for the purposes of determining those stockholders entitled to notice of a meeting of stockholders and those entitled to vote at that meeting.

Section 4.3 (Meetings and Action of Committees) was amended to permit the chairman of the Board of Directors to call special meetings of Board committees.

Article VI (Indemnification of Directors, Officers, Employees and Other Agents) was amended to provide that the Company’s obligation to indemnify or advance expenses to any party serving as a director, officer, employee or agent of another entity at the request of the Company shall be reduced by any amount that such party may collect as indemnification or advancement of expenses from that entity.

In addition, non-substantive language and conforming changes and other technical edits and updates were made in the above sections and article, and in Section 2.3 (Special Meeting).

The descriptions of the changes in the Amended Bylaws contained in this report are qualified in their entirety by reference to the full text of the prior Bylaws, a copy of which was filed with the Securities and Exchange Commission on February 6, 2009 as Exhibit 3.1 to the Company’s Current Report on Form 8-K and is incorporated herein by reference, and the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Yahoo! Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.
(Registrant)

By:	/s/ Michael J. Callahan
	Name:	Michael J. Callahan
	Title:	Executive Vice President, General Counsel and Secretary

Date: December 9, 2010

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Yahoo! Inc.